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                                                                     EXHIBIT 4.3

                   EXCHANGE AND REGISTRATION RIGHTS AGREEMENT

                                      AMONG

                       PLAINS ALL AMERICAN PIPELINE, L.P.,

                               PAA FINANCE CORP.,

                                 THE GUARANTORS

                                       AND

                              THE INITIAL PURCHASER

                         Dated as of September 25, 2002

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                       PLAINS ALL AMERICAN PIPELINE, L.P.
                                PAA FINANCE CORP.

                          7 3/4% Senior Notes due 2012

                   EXCHANGE AND REGISTRATION RIGHTS AGREEMENT

                                                              September 25, 2002

UBS Warburg LLC
677 Washington Blvd.
Stamford, Connecticut 06901


Ladies and Gentlemen:

     Plains All American Pipeline, L.P., a Delaware limited partnership (the "Partnership"), PAA Finance Corp., a Delaware corporation ("PAA Finance," and together with the Partnership, the "Issuers") and the Guarantors listed on
Schedule 1 hereto (the "Guarantors"), propose to issue and sell to UBS Warburg LLC (the "Initial Purchaser"), upon the terms set forth in a purchase agreement dated September 18, 2002 (the "Purchase Agreement"), $200,000,000 principal amount of 7 3/4% Senior Notes due 2012 (the "Securities") relating to the initial placement of the Securities (the "Initial Placement"). To induce the Initial Purchaser to enter into the Purchase Agreement and to satisfy a condition of your obligations thereunder, the Issuers and the Guarantors agree with you for your benefit and the benefit of the holders from time to time of the Securities (including the Initial Purchaser) (each a "Holder" and, together, the "Holders"), as follows:

     1. Definitions. Capitalized terms used herein without definition shall have their respective meanings set forth in the Purchase Agreement. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

     "Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

     "Affiliate" of any specified Person shall mean any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such specified Person. For purposes of this definition, control of a Person shall mean the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise; and the terms "controlling" and "controlled" shall have meanings correlative to the foregoing.

     "Broker-Dealer" shall mean any broker or dealer registered as such under the Exchange Act.

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     "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

     "Commission" shall mean the Securities and Exchange Commission.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

     "Exchange Offer Registration Period" shall mean the one-year period following the consummation of the Registered Exchange Offer, exclusive of any period during which any stop order shall be in effect suspending the effectiveness of the Exchange Offer Registration Statement.

     "Exchange Offer Registration Statement" shall mean a registration statement of the Issuers and the Guarantors on an appropriate form under the Act with respect to the Registered Exchange Offer, all amendments and supplements to such registration statement, including post-effective amendments thereto, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

     "Exchanging Dealer" shall mean any Holder (which may include the Initial Purchaser) that is a Broker-Dealer and elects to exchange for New Securities any Securities that it acquired for its own account as a result of market-making activities or other trading activities (but not directly from the Issuers and the Guarantors or any Affiliate of the Issuers and the Guarantors) for New Securities.

     "Final Memorandum" shall have the meaning set forth in the Purchase Agreement.

     "Guarantors" shall have the meaning set forth in the preamble hereto and shall also include any Guarantor's successor.

     "Holder" shall have the meaning set forth in the preamble hereto.

     "Indenture" shall mean the Indenture relating to the Securities and the New Securities, dated as of September 25, 2002, among the Issuers and Wachovia Bank, National Association, as trustee, as amended by the First Supplemental Indenture, dated as of September 25, 2002, among the Issuers, the Guarantors and the Trustee, and as the same may be amended from time to time in accordance with the terms thereof.

     "Initial Placement" shall have the meaning set forth in the preamble hereto.

     "Initial Purchaser" shall have the meaning set forth in the preamble hereto.

     "Losses" shall have the meaning set forth in Section 7(d) hereof.

     "Majority Holders" shall mean the Holders of a majority of the aggregate principal amount of Securities registered under a Registration Statement.


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     "Managing Underwriters" shall mean the investment banker or investment bankers and manager or managers that shall administer an underwritten offering.

     "New Securities" shall mean debt securities of the Issuers identical in all material respects to the Securities (except that the interest rate step-up provisions and the transfer restrictions shall be eliminated) and to be issued under the Indenture.

     "Prospectus" shall mean the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Securities or the New Securities covered by such Registration Statement, and all amendments and supplements thereto and all material incorporated by reference therein.

     "Purchase Agreement" shall have the meaning set forth in the preamble hereto.

     "Registered Exchange Offer" shall mean the proposed offer of the Issuers and the Guarantors to issue and deliver to the Holders of the Securities that are not prohibited by any law or policy of the Commission from participating in such offer, in exchange for the Securities, a like aggregate principal amount of the New Securities.

     "Registration Default" shall have the meaning set forth in Section 4 herein.

     "Registration Statement" shall mean any Exchange Offer Registration Statement or Shelf Registration Statement that covers any of the Securities or the New Securities pursuant to the provisions of this Agreement, any amendments and supplements to such registration statement, including post-effective amendments (in each case including the Prospectus contained therein), all exhibits thereto and all material incorporated by reference therein.

     "Securities" shall have the meaning set forth in the preamble hereto.

     "Shelf Registration" shall mean a registration effected pursuant to Section 3 hereof.

     "Shelf Registration Period" has the meaning set forth in Section 3(b) hereof.

     "Shelf Registration Statement" shall mean a "shelf" registration statement of the Issuers and the Guarantors pursuant to the provisions of Section 3 hereof which covers some or all of the Securities or New Securities, as applicable, on an appropriate form under Rule 415 under the Act, or any similar rule that may be adopted by the Commission, amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

     "Trustee" shall mean the trustee with respect to the Securities and the New Securities under the Indenture.


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     "Trust Indenture Act" shall mean the Trust Indenture Act of 1939, as amended from time to time.

     "underwriter" shall mean any underwriter of Securities in connection with an offering thereof under a Shelf Registration Statement.

     2. Registered Exchange Offer. Except as set forth in Section 3, (a) The Issuers and the Guarantors shall prepare and shall use their reasonable best efforts to file with the Commission the Exchange Offer Registration Statement with respect to the Registered Exchange Offer, not later than 60 days following the date of the original issuance of the Securities (or if such 60th day is not a Business Day, the next succeeding Business Day). The Issuers and the Guarantors shall use their reasonable best efforts to cause the Exchange Offer Registration Statement to become effective under the Act within 180 days of the date of the original issuance of the Securities (or if such 180th day is not a Business Day, the next succeeding Business Day).

     (b) Upon the effectiveness of the Exchange Offer Registration Statement, the Issuers and the Guarantors shall promptly commence the Registered Exchange Offer, it being the objective of such Registered Exchange Offer to enable each Holder electing to exchange Securities for New Securities (assuming that such Holder is not an Affiliate of the Issuers or the Guarantors, acquires the New Securities in the ordinary course of such Holder's business, has no arrangements with any Person to participate in the distribution of the New Securities and is not prohibited by any law or policy of the Commission from participating in the Registered Exchange Offer) to trade such New Securities from and after their receipt without any limitations or restrictions under the Act and without material restrictions under the securities laws of a substantial proportion of the several states of the United States.

     (c) In connection with the Registered Exchange Offer, the Issuers and the Guarantors shall:

          (i) mail to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

          (ii) keep the Registered Exchange Offer open for not less than 20 Business Days after the date notice thereof is mailed to the Holders (or, in each case, longer if required by applicable law);

          (iii) use their reasonable best efforts to keep the Exchange Offer Registration Statement continuously effective under the Act, supplemented and amended as required, under the Act to ensure that it is available for sales of New Securities by Exchanging Dealers during the Exchange Offer Registration Period;

          (iv) utilize the services of a bank depositary for the Registered Exchange Offer with an address in the Borough of Manhattan in New York City, which may be the Trustee or an Affiliate of the Trustee;


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          (v) permit Holders to withdraw tendered Securities at any time prior to the close of business, New York time, on the last Business Day on which the Registered Exchange Offer is open;

          (vi) prior to effectiveness of the Exchange Offer Registration Statement, provide a supplemental letter to the Commission (A) stating that the Issuers and the Guarantors are conducting the Registered Exchange Offer in reliance on the position of the Commission in Exxon Capital Holdings Corporation (pub. avail. May 13, 1988) and Morgan Stanley and Co., Inc. (pub. avail. June 5, 1991) and (B) including a representation that the Issuers and the Guarantors have not entered into any arrangement or understanding with any Person to distribute the New Securities to be received in the Registered Exchange Offer and that, to the best of the Issuers' and the Guarantors' information and belief, each Holder participating in the Registered Exchange Offer is acquiring the New Securities in the ordinary course of business and has no arrangement or understanding with any Person to participate in the distribution of the New Securities; and

          (vii) comply in all material respects with all applicable laws.

     (d) As soon as practicable after the close of the Registered Exchange Offer, the Issuers and the Guarantors shall:

          (i) accept for exchange all Securities tendered and not validly withdrawn pursuant to the Registered Exchange Offer; and

          (ii) issue and cause the Trustee promptly to authenticate a global certificate representing New Securities exchanged for Securities and to deliver to each Holder of Securities a principal amount of New Securities equal to the principal amount of the Securities of such Holder so accepted for exchange.

     (e) Each Holder hereby acknowledges and agrees that any Broker-Dealer and any such Holder using the Registered Exchange Offer to participate in a distribution of the New Securities (x) could not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission in Morgan Stanley and Co., Inc. (pub. avail. June 5, 1991) and Exxon Capital Holdings Corporation (pub. avail. May 13, 1988), as interpreted in the Commission's letter to Shearman & Sterling dated July 2, 1993 and similar no-action letters; and (y) must comply with the registration and prospectus delivery requirements of the Act in connection with any secondary resale transaction and must be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K under the Act if the resales are of New Securities obtained by such Holder in exchange for Securities acquired by such Holder directly from the Issuers or the Guarantors or one of their Affiliates. Accordingly, each Holder participating in the Registered Exchange Offer shall be required to represent to the Issuers and the Guarantors that, at the time of the consummation of the Registered Exchange Offer:

          (i) any New Securities received by such Holder will be acquired in the ordinary course of business;


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          (ii) such Holder will have no arrangement or understanding with any
     Person to participate in the distribution of the Securities or the New Securities within the meaning of the Act; and

          (iii) such Holder is not an Affiliate of the Issuers or the Guarantors.

     3. Shelf Registration. (a) If (i) due to any change in law or applicable interpretations thereof by the Commission's staff, the Issuers and the Guarantors determine upon advice of their outside counsel that they are not permitted to effect the Registered Exchange Offer as contemplated by Section 2 hereof; (ii) for any other reason the Registered Exchange Offer is not consummated within 360 days of the date hereof; (iii) the Initial Purchaser so requests with respect to Securities that are not eligible to be exchanged for New Securities in the Registered Exchange Offer and that are held by it following consummation of the Registered Exchange Offer; or (iv) any Holder (other than the Initial Purchaser) is not eligible to participate in the Registered Exchange Offer, the Issuers and the Guarantors shall effect a Shelf Registration Statement in accordance with subsection (b) below.

     (b) (i) The Issuers and the Guarantors shall as promptly as practicable (but in no event more than 60 days after so required or requested pursuant to this Section 3), file with the Commission and thereafter shall use their reasonable best efforts to cause to be declared effective under the Act, within 180 days after it is filed, a Shelf Registration Statement relating to the offer and sale of the Securities or the New Securities, as applicable, by the Holders thereof from time to time in accordance with the methods of distribution elected by such Holders and set forth in such Shelf Registration Statement; provided, however, that no Holder (other than the Initial Purchaser) shall be entitled to have the Securities held by it covered by such Shelf Registration Statement unless such Holder agrees in writing to be bound by all of the provisions of this Agreement applicable to such Holder; and provided further, that with respect to New Securities received by the Initial Purchaser in exchange for Securities constituting any portion of an unsold allotment, the Issuers and the Guarantors may, if permitted by current interpretations by the Commission's staff, file a post-effective amendment to the Exchange Offer Registration Statement containing the information required by Item 507 or 508 of Regulation S-K, as applicable, in satisfaction of their obligations under this subsection with respect thereto, and any such Exchange Offer Registration Statement, as so amended, shall be referred to herein as, and governed by the provisions herein applicable to, a Shelf Registration Statement.

          (ii) The Issuers and the Guarantors shall use their reasonable best efforts to keep the Shelf Registration Statement continuously effective, supplemented and amended as required by the Act, in order to permit the Prospectus forming part thereof to be usable by Holders for a period of two years from the date the Shelf Registration Statement is declared effective by the Commission or such shorter period that will terminate when all the Securities or New Securities, as applicable, covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement (in any such case, such period being called the "Shelf Registration Period"). The Issuers and the Guarantors shall be deemed not to have used their best efforts to keep the Shelf Registration Statement effective during the requisite period if either Issuer or any


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     Guarantor voluntarily takes any action that would result in Holders of
     Securities covered thereby not being able to offer and sell such Securities during that period, unless (A) such action is required by applicable law; or (B) such action is taken by such Issuer or such Guarantor in good faith and for valid business reasons (not including avoidance of the Issuers' or the Guarantors' obligations hereunder), including the acquisition or divestiture of assets, so long as the Issuers and the Guarantors promptly thereafter comply with the requirements of Section 5(k) hereof, if applicable.

          (ii) The Issuers and the Guarantors shall cause the Shelf Registration Statement and the related Prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement or such amendment or supplement, (A) to comply in all material respects with the applicable requirements of the Act and the rules and regulations of the Commission; and (B) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     4. Additional Interest. (a) In the event that (i) the Issuers and the Guarantors have not filed the Exchange Offer Registration Statement or the Shelf Registration Statement with the Commission on or before the date on which such Registration Statement is required to be so filed pursuant to Section 2(a) and 3(b), respectively, or (ii) such Exchange Offer Registration Statement or Shelf Registration Statement has not been declared effective by the Commission under the Act on or before the date on which such Registration Statement is required to be declared effective under the Act pursuant to Section 2(a) or 3(b), respectively, or (iii) the Exchange Offer has not been Consummated within 210 days after the date of issuance of the Securities, or (iv) the Exchange Offer Registration Statement or Shelf Registration Statement required by Section 2(a) or 2(b) hereof is filed and declared effective by the Commission under the Act but shall thereafter cease to be effective (except as specifically permitted herein) without being succeeded immediately by an additional Registration Statement filed and declared effective by the Commission under the Act (each such event referred to in clauses (i) through (iv) is referred to herein as a "Registration Default"), then the interest rate on the New Securities will be increased, for the period from the occurrence of the Registration Default until such time as all Registration Defaults are cured (at which time the interest rate will be reduced to its initial rate) by 0.25% per annum during the first 90-day period following the occurrence and during the continuation of the Registration Default, and by 0.25% per annum for each subsequent 90-day period during which such Registration Default continues. The interest rate will not at any time be increased by greater than 1.00% per annum.

     (b) Without limiting the remedies available to the Initial Purchaser and the Holders, the Issuers and the Guarantors acknowledge that any failure by the Issuers or the Guarantors to comply with their obligations under Section 2(a) and Section 3(b) hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may


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obtain such relief as may be required to specifically enforce the Issuers' and the Guarantors' obligations under Section 2(a) and Section 3(b) hereof.

     5. Additional Registration Procedures. In connection with any Shelf Registration Statement and, to the extent applicable, any Exchange Offer Registration Statement, the following provisions shall apply.

     (a) The Issuers and the Guarantors shall:

          (i) furnish to you, not less than five Business Days prior to the filing thereof with the Commission, a copy of any Exchange Offer Registration Statement and any Shelf Registration Statement, and each amendment thereof and each amendment or supplement, if any, to the Prospectus included therein (including all documents incorporated by reference therein after the initial filing) and shall use their reasonable best efforts to reflect in each such document, when so filed with the Commission, such comments as you reasonably propose;

          (ii) include the information set forth in Annex A hereto on the facing page of the Exchange Offer Registration Statement, in Annex B hereto in the forepart of the Exchange Offer Registration Statement in a section setting forth details of the Exchange Offer, in Annex C hereto in the underwriting or plan of distribution section of the Prospectus contained in the Exchange Offer Registration Statement, and in Annex D hereto in the letter of transmittal delivered pursuant to the Registered Exchange Offer;

          (iii) if requested by the Initial Purchaser, include the information required by Item 507 or 508 of Regulation S-K, as applicable, in the Prospectus contained in the Shelf Registration Statement; and

          (iv) in the case of a Shelf Registration Statement, include the names of the Holders that propose to sell Securities pursuant to the Shelf Registration Statement as selling security holders.

     (b) The Issuers and the Guarantors shall ensure that:

          (i) any Registration Statement and any amendment thereto and any Prospectus forming part thereof and any amendment or supplement thereto comply in all material respects with the Act and the rules and regulations thereunder; and

          (ii) any Registration Statement and any amendment thereto do not, when they become effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

     (c) The Issuers and the Guarantors shall advise you, the Holders of Securities covered by any Shelf Registration Statement and any Exchanging Dealer under any Exchange Offer Registration Statement that has provided in writing to the Issuers and the Guarantors a telephone or facsimile number and address for notices, and, if requested in writing by you or any


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such Holder or Exchanging Dealer, shall confirm such advice in writing (which notice pursuant to clauses (ii)-(v) hereof shall be accompanied by an instruction to suspend the use of the Prospectus until the Issuers and the Guarantors shall have remedied the basis for such suspension):

          (i) when a Registration Statement and any amendment thereto have been filed with the Commission and when the Registration Statement or any post-effective amendment thereto has become effective;

          (ii) of any request by the Commission for any amendment or supplement to the Registration Statement or the Prospectus or for additional information;

          (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose;

          (iv) of the receipt by the Issuers and the Guarantors of any notification with respect to the suspension of the qualification of the securities included therein for sale in any jurisdiction or the initiation of any proceeding for such purpose; and

          (v) of the happening of any event that requires any change in the Registration Statement or the Prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading.

     (d) The Issuers and the Guarantors shall use their reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement or the qualification of the securities therein for sale in any jurisdiction at the earliest possible time.

     (e) The Issuers and the Guarantors shall furnish to each Holder of Securities covered by any Shelf Registration Statement, without charge, at least one copy of such Shelf Registration Statement and any post-effective amendment thereto, including all material incorporated therein by reference, and, if the Holder so requests in writing, all exhibits thereto (including exhibits incorporated by reference therein).

     (f) The Issuers and the Guarantors shall, during the Shelf Registration Period, deliver to each Holder of Securities covered by any Shelf Registration Statement, without charge, as many copies of the Prospectus (including each preliminary Prospectus) included in such Shelf Registration Statement and any amendment or supplement thereto as such Holder may reasonably request. The Issuers and the Guarantors consent to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of Securities in connection with the offering and sale of the Securities covered by the Prospectus, or any amendment or supplement thereto, included in the Shelf Registration Statement.

     (g) The Issuers and the Guarantors shall furnish to each Exchanging Dealer which so requests, without charge, at least one copy of the Exchange Offer Registration Statement and any post-effective amendment thereto, including all material incorporated by


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reference therein, and, if the Exchanging Dealer so requests in writing, all exhibits thereto (including exhibits incorporated by reference therein).

     (h) The Issuers and the Guarantors shall promptly deliver to the Initial Purchaser, each Exchanging Dealer and each other Person required to deliver a Prospectus during the effectiveness of the Exchange Offer Registration Statement, without charge, as many copies of the Prospectus included in such Exchange Offer Registration Statement and any amendment or supplement thereto as any such Person may reasonably request. The Issuers and the Guarantors consent to the use of the Prospectus or any amendment or supplement thereto by the Initial Purchaser, any Exchanging Dealer and any such other Person that may be required to deliver a Prospectus following the Registered Exchange Offer in connection with the offering and sale of the New Securities covered by the Prospectus, or any amendment or supplement thereto, included in the Exchange Offer Registration Statement.

     (i) Prior to the Registered Exchange Offer or any other offering of Securities pursuant to any Registration Statement, the Issuers and the Guarantors shall arrange, if necessary, for the qualification of the Securities or the New Securities for sale under the laws of such jurisdictions as any Holder shall reasonably request and will maintain such qualification in effect so long as required; provided that in no event shall either Issuer or any Guarantor be obligated to qualify to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the Initial Placement, the Registered Exchange Offer or any offering pursuant to a Shelf Registration Statement, in any such jurisdiction where it is not then so subject.

     (j) If any of the Securities or the New Securities are not issued in global form, then the Issuers and the Guarantors shall cooperate with the Holders of Securities to facilitate the timely preparation and delivery of certificates representing New Securities or Securities to be issued or sold pursuant to any Registration Statement free of any restrictive legends and in such denominations and registered in such names as Holders may request.

     (k) Upon the occurrence of any event contemplated by subsections (c)(ii) or
(v) above, the Issuers and the Guarantors shall promptly prepare a post-effective amendment to the applicable Registration Statement or an amendment or supplement to the related Prospectus or file any other required document so that, as thereafter delivered to Initial Purchaser of the securities included therein, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. In such circumstances, the period of effectiveness of the Exchange Offer Registration Statement provided for in Section 2 and the Shelf Registration Statement provided for in Section 3(b) shall each be extended by the number of days from and including the date of the giving of a notice of suspension pursuant to Section 5(c) to and including the date when the Initial Purchaser, the Holders of the Securities and any known Exchanging Dealer shall have received such amended or supplemented Prospectus pursuant to this Section.

     (l) Not later than the effective date of any Registration Statement, the Issuers and the Guarantors shall provide a CUSIP number for the Securities or the New Securities, as the case may be, registered under such Registration Statement and provide the Trustee with


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certificates for such Securities or New Securities, in a form eligible for deposit with The Depository Trust Company.

     (m) The Issuers and the Guarantors shall comply with all applicable rules and regulations of the Commission and shall make generally available to the Issuers' security holders as soon as practicable after the effective date of the applicable Registration Statement an earnings statement satisfying the provisions of Section 11(a) of the Act.

     (n) The Issuers and the Guarantors shall cause the Indenture to be qualified under the Trust Indenture Act in a timely manner.

     (o) The Issuers and the Guarantors may require each Holder of Securities to be sold pursuant to any Shelf Registration Statement to furnish to the Issuers and the Guarantors such information regarding the Holder and the distribution of such Securities as the Issuers and the Guarantors may from time to time reasonably require for inclusion in such Registration Statement. The Issuers and the Guarantors may exclude from such Shelf Registration Statement the Securities of any Holder that unreasonably fails to furnish such information within a reasonable time after receiving such request.

     (p) In the case of any Shelf Registration Statement, the Issuers and the Guarantors shall enter into such agreements and take all other appropriate actions (including if requested an underwriting agreement in customary form) in order to expedite or facilitate the registration or the disposition of the Securities, and in connection therewith, if an underwriting agreement is entered into, cause the same to contain indemnification provisions and procedures no less favorable than those set forth in Section 7 (or such other provisions and procedures acceptable to the Majority Holders and the Managing Underwriters, if any, with respect to all parties to be indemnified pursuant to Section 7).

     (q) In the case of any Shelf Registration Statement, the Issuers and the Guarantors shall:

          (i) make reasonably available for inspection by the Holders of Securities to be registered thereunder, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by the Holders or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of the Issuers and the Guarantors and their respective subsidiaries;

          (ii) cause the Issuers' and the Guarantors' respective officers, directors and employees to supply all relevant information reasonably requested by the Holders or any such underwriter, attorney, accountant or agent in connection with any such Registration Statement as is customary for similar due diligence examinations; provided, however, that any information that is designated in writing by the Issuers or the Guarantors, in good faith, as confidential at the time of delivery of such information shall be kept confidential by the Holders or any such underwriter, attorney, accountant or agent, unless such disclosure is made in connection with a court proceeding or required


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     by law, or such information becomes available to the public generally or through a third party without an accompanying obligation of confidentiality;

          (iii) make such representations and warranties to the Holders of Securities registered thereunder and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings and covering matters including, but not limited to, those set forth in the Purchase Agreement;

          (iv) obtain opinions of counsel to the Issuers and the Guarantors and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the Managing Underwriters, if any) addressed to each selling Holder and the underwriters, if any, covering such matters as are customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such Holders and underwriters;

          (v) obtain "cold comfort" letters and updates thereof from the independent certified public accountants of the Issuers and the Guarantors (and, if necessary, any other independent certified public accountants of any subsidiary of the Issuers and the Guarantors or of any business acquired by the Issuers and the Guarantors for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each selling Holder of Securities registered thereunder and the underwriters, if any, in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with primary underwritten offerings; and

          (vi) deliver such documents and certificates as may be reasonably requested by the Majority Holders and the Managing Underwriters, if any, including those to evidence compliance with Section 5(k) and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Issuers or the Guarantors.

The actions set forth in clauses (iii), (iv), (v) and (vi) of this Section shall be performed at (A) the effectiveness of such Registration Statement and each post-effective amendment thereto; and (B) each closing under any underwriting or similar agreement as and to the extent required thereunder.

     (r) [omitted]

     (s) [omitted]

     (t) [omitted]

     (u) In the event that any Broker-Dealer shall underwrite any Securities or participate as a member of an underwriting syndicate or selling group or "assist in the distribution" (within the meaning of the Conduct Rules and the By-Laws of the National Association of Securities Dealers, Inc.) thereof, whether as a Holder of such Securities or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, assist such Broker-Dealer in complying with the requirements of such Rules and By-Laws, including, without limitation, by:

          (i) if such Rules or By-Laws shall so require, engaging a "qualified independent underwriter" (as defined in such Rules) to participate in the preparation of the Registration Statement, to exercise usual standards of due diligence with respect thereto and, if any portion of the offering contemplated by such Registration Statement is an underwritten offering or is made through a placement or sales agent, to recommend the yield of such Securities;

          (ii) indemnifying any such qualified independent underwriter to the extent of the indemnification of underwriters provided in Section 7 hereof; and

          (iii) providing such information to such Broker-Dealer as may be required in order for such Broker-Dealer to comply with the requirements of such Rules.

          (iv) The Issuers and the Guarantors shall use their reasonable best efforts to take all other steps necessary to effect the registration of the Securities or the New Securities, as the case may be, covered by a Registration Statement.

     6. Registration Expenses. The Issuers and the Guarantors bear all expenses incurred in connection with the performance of their obligations under Sections 2, 3 and 5 hereof and, in the event of any Shelf Registration Statement, will reimburse the Holders for the reasonable fees and disbursements of one firm or counsel designated by the Majority Holders to act as counsel for the Holders in connection therewith, and, in the case of any Exchange Offer Registration Statement, will reimburse the Initial Purchaser for the reasonable fees and disbursements of counsel acting in connection therewith.

     7. Indemnification and Contribution. (a) The Issuers and each Guarantor agree to indemnify and hold harmless each Holder of Securities or New Securities, as the case may be, covered by any Registration Statement (including the Initial Purchaser and, with respect to any Prospectus delivery as contemplated in Section 5(h) hereof, each Exchanging Dealer), the directors, officers, employees and agents of each such Holder and each Person who controls any such Holder within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in any preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agree to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action;

provided, however, that the Issuers and the Guarantors will not be liable in any case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Issuers or the Guarantors by or on behalf of any such Holder specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Issuers or the Guarantors may otherwise have.

     The Issuers and each Guarantor also agree to indemnify or contribute as provided in Section 7(d) to Losses of any underwriter of Securities or New Securities, as the case may be, registered under a Shelf Registration Statement, their directors, officers, employees or agents and each Person who controls such underwriter on substantially the same basis as that of the indemnification of the Initial Purchaser and the selling Holders provided in this Section 7(a). The Issuers and each Guarantor shall, if requested by any Holder, enter into an underwriting agreement reflecting such agreement, as provided in Section 5(p) hereof.

     (b) Each Holder of securities covered by a Registration Statement (including the Initial Purchaser and, with respect to any Prospectus delivery as contemplated in Section 5(h) hereof, each Exchanging Dealer) severally and not jointly agrees to indemnify and hold harmless the Issuers, the Guarantors, the Initial Purchaser, the director of the Issuers and the Guarantors, the officers of the Issuers and the Guarantors who signs such Registration Statement and each Person who controls the Issuers, the Guarantors and the Initial Purchaser within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Issuers and the Guarantors to each such Holder, but only with reference to written information relating to such Holder furnished to the Issuers and the Guarantors by or on behalf of such Holder specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any such Holder may otherwise have.

     (c) Promptly after receipt by an indemnified party under this Section 7 or notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses; and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

     (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section is unavailable to or insufficient to hold harmless an indemnified party for any reason, then each applicable indemnifying party shall have a joint and several obligation to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which such indemnified party may be subject in such proportion as is appropriate to reflect the relative benefits received by such indemnifying party, on the one hand, and such indemnified party, on the other hand, from the Initial Placement and the Registration Statement which resulted in such Losses; provided, however, that in no case shall the Initial Purchaser or any subsequent Holder of any Security or New Security be responsible, in the aggregate, for any amount in excess of the purchase discount or commission applicable to such Security, or in the case of a New Security, applicable to the Security that was exchangeable into such New Security, as set forth on the cover page of the Final Memorandum, nor shall any underwriter be responsible for any amount in excess of the underwriting discount or commission applicable to the securities purchased by such underwriter under the Registration Statement which resulted in such Losses. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the indemnifying party and the indemnified party shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of such indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Issuers or the Guarantors shall be deemed to be equal to the sum of (x) the total net proceeds from the Initial Placement (before deducting expenses) as set forth on the cover page of the Final Memorandum and (y) the total amount of additional interest which the Issuers and the Guarantors were not required to pay as a result of registering the securities covered by the Registration Statement which resulted in such Losses. Benefits received by the Initial Purchaser shall be deemed to be equal to the total purchase discounts and commissions as set forth on the cover page of the Final Memorandum, and benefits received by any other Holders shall be deemed to be equal to the value of receiving Securities or New Securities, as applicable, registered under the Act. Benefits received by any underwriter shall be deemed to be equal to the total underwriting discounts and commissions, as set forth on the cover page of the Prospectus forming a part of the Registration Statement which resulted in such Losses. Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission relates to information provided by the indemnifying party, on the one hand, or by the indemnified party, on the other hand, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The parties agree that it would not be just and equitable if contribution were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each Person who controls a Holder within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of such Holder shall have the same rights to contribution as such Holder, and each Person who controls the Issuers and the Guarantors within the meaning of either the Act or the Exchange Act, each officer of the Issuers and the Guarantors who shall have signed the Registration Statement and each director of the Issuers and the Guarantors shall have the same rights to contribution as the Issuers and the Guarantors, subject in each case to the applicable terms and conditions of this paragraph (d).

     (e) The provisions of this Section will remain in full force and effect, regardless of any investigation made by or on behalf of any Holder or the Issuers and the Guarantors or any of the officers, directors or controlling Persons referred to in this Section hereof, and will survive the sale by a Holder of securities covered by a Registration Statement.

     8. Underwritten Registrations. (a) If any of the Securities or New Securities, as the case may be, covered by any Shelf Registration Statement are to be sold in an underwritten offering, the Managing Underwriters shall be selected by the Majority Holders and shall be reasonably satisfactory to the Partnership.

     (b) No Person may participate in any underwritten offering pursuant to any Shelf Registration Statement, unless such Person (i) agrees to sell such Person's Securities or New Securities, as the case may be, on the basis reasonably provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements; and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

     9. No Inconsistent Agreements. The Issuers and the Guarantors have not, as of the date hereof, entered into, nor shall they, on or after the date hereof, enter into, any agreement with respect to their securities that is inconsistent with the rights granted to the Holders herein or otherwise conflicts with the provisions hereof.

     10. Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Issuers and the Guarantors have obtained the written consent of the Majority Holders (or, after the consummation of any Registered Exchange Offer in accordance with Section 2 hereof, of New Securities); provided that, with respect to any matter that directly or indirectly affects the rights of the Initial Purchaser hereunder, the Issuers and the Guarantors shall obtain the written consent of the Initial Purchaser against which such amendment, qualification, supplement, waiver or consent is to be effective. Notwithstanding the foregoing (except the foregoing proviso), a waiver or consent to departure from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose Securities or New Securities, as the case may be, are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by the Majority Holders, determined on the basis of Securities or New Securities, as the case may be, being sold rather than registered under such Registration Statement.

     11. Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telex, telecopier or air courier guaranteeing overnight delivery:

          (a) if to a Holder, at the most current address given by such holder to the Issuers and the Guarantors in accordance with the provisions of this Section, which address initially is, with respect to each Holder, the address of such Holder maintained by the Registrar under the Indenture, with a copy in like manner to UBS Warburg LLC;

          (b) if to you, initially at the respective addresses set forth in the Purchase Agreement;

          (c) if to the Issuers, initially at the address set forth in the Purchase Agreement; and

          (d) if to the Guarantors, initially at 333 Clay Street, Suite 1600, Houston, Texas 77002.

          All such notices and communications shall be deemed to have been duly given when received.

          The Initial Purchaser, the Issuers or the Guarantors by notice to the other parties may designate additional or different addresses for subsequent notices or communications.

     12. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without the need for an express assignment or any consent by the Issuers or the Guarantors thereto, subsequent Holders of Securities and the New Securities. The Issuers and the Guarantors hereby agree to extend the benefits of this Agreement to any Holder of Securities and the New Securities, and any such Holder may specifically enforce the provisions of this Agreement as if an original party hereto.

     13. Counterparts. This agreement may be in signed counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

     14. Purchases and Sales of Securities. The Issuers and the Guarantors shall not, and shall use their best efforts to cause their affiliates (as defined in Rule 405 under the Act) not to, purchase and then resell or otherwise transfer any Securities for two (2) years, or if a Shelf Registration Statement shall become effective during such two (2) year period, for the period of such effectiveness.

     15. Third Party Beneficiaries. Each Holder shall be a third party beneficiary to the agreements made hereunder between the Issuers and the Guarantors, on the one hand, and the Initial Purchaser, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of other Holders hereunder.

     16. Headings. The headings used herein are for convenience only and shall not affect the construction hereof.

     17. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in the State of New York.

     18. Severability. In the event that any one of more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

     19. Securities Held by the Issuers, the Guarantors, etc. Whenever the consent or approval of Holders of a specified percentage of principal amount of Securities or New Securities is required hereunder, Securities or New Securities, as applicable, held by the Issuers, the Guarantors or their Affiliates (other than subsequent Holders of Securities or New Securities if such subsequent Holders are deemed to be Affiliates solely by reason of their holdings of such Securities or New Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a building agreement among the Issuers, the Guarantors and the several Initial Purchaser.

                             Very truly yours,

                             PLAINS ALL AMERICAN PIPELINE, L.P.

                             By:    PLAINS AAP, L.P.
                                    its General Partner

                             By:    PLAINS ALL AMERICAN GP LLC
                                    its General Partner

                                    By:     /s/ Phillip D. Kramer
                                         ---------------------------------------
                                         Name:     Phillip D. Kramer
                                         Title:    Executive Vice President and
                                                   Chief Financial Officer

                             PAA FINANCE CORP.




                                    By:     /s/ Phillip D. Kramer
                                         ---------------------------------------
                                         Name:     Phillip D. Kramer
                                         Title:    Executive Vice President and
                                                   Chief Financial Officer

                             PLAINS MARKETING, L.P.

                             By:    PLAINS MARKETING GP INC.
                                    its General Partner

                                    By:     /s/ Phillip D. Kramer
                                         ---------------------------------------
                                         Name:     Phillip D. Kramer
                                         Title:    Executive Vice President and
                                                   Chief Financial Officer

                         ALL AMERICAN PIPELINE, L.P.

                         By:    PLAINS MARKETING GP INC.
                                its General Partner

                                By:     /s/ Phillip D. Kramer
                                     -------------------------------------------
                                     Name:     Phillip D. Kramer
                                     Title:    Executive Vice President and
                                               Chief Financial Officer

                         PLAINS MARKETING GP INC.



                                By:     /s/ Phillip D. Kramer
                                     -------------------------------------------
                                     Name:     Phillip D. Kramer
                                     Title:    Executive Vice President and
                                               Chief Financial Officer

                         PLAINS MARKETING CANADA LLC

                         By:    PLAINS MARKETING, L.P.
                                its Sole Member

                         By:    PLAINS MARKETING GP INC.
                                its General Partner

                                By:     /s/ Phillip D. Kramer
                                     -------------------------------------------
                                     Name:     Phillip D. Kramer
                                     Title:    Executive Vice President and
                                               Chief Financial Officer

                         PMC (NOVA SCOTIA) COMPANY

                                By:     /s/ Phillip D. Kramer
                                     -------------------------------------------
                                     Name:     Phillip D. Kramer
                                     Title:    Executive Vice President and
                                               Chief Financial Officer

                         PLAINS MARKETING CANADA, L.P.

                         By: PMC (NOVA SCOTIA) COMPANY
                             its General Partner

                                By:     /s/  Phillip D. Kramer
                                    --------------------------------------------
                                    Name:     Phillip D. Kramer
                                    Title:    Executive Vice President and
                                              Chief Financial Officer

                         BASIN HOLDINGS GP LLC

                         By:    ALL AMERICAN PIPELINE, L.P.
                                its Sole Member

                         By:    PLAINS MARKETING GP INC.
                                its General Partner

                                By:     /s/ Phillip D. Kramer
                                    --------------------------------------------
                                    Name:     Phillip D. Kramer
                                    Title:    Executive Vice President and
                                              Chief Financial Officer

                         BASIN PIPELINE HOLDINGS, L.P.

                         By:    BASIN HOLDINGS GP LLC
                                its General Partner

                         By:    ALL AMERICAN PIPELINE, L.P.
                                its Sole Member

                         By:    PLAINS MARKETING GP INC.
                                its General Partner

                                By:     /s/ Phillip D. Kramer
                                    --------------------------------------------
                                    Name:     Phillip D. Kramer
                                    Title:    Executive Vice President and
                                              Chief Financial Officer

                         RANCHO HOLDINGS GP LLC

                         By:    ALL AMERICAN PIPELINE, L.P.
                                its Sole Member

                         By:    PLAINS MARKETING GP INC.
                                its General Partner

                                By:     /s/ Phillip D. Kramer
                                     -------------------------------------------
                                     Name:     Phillip D. Kramer
                                     Title:    Executive Vice President and
                                               Chief Financial Officer

                         RANCHO PIPELINE HOLDINGS, L.P.

                         By:    RANCHO HOLDINGS GP LLC
                                its General Partner

                         By:    ALL AMERICAN PIPELINE, L.P.
                                its Sole Member

                         By:    PLAINS MARKETING GP INC.
                                its General Partner

                                By:     /s/ Phillip D. Kramer
                                     -------------------------------------------
                                     Name:     Phillip D. Kramer
                                     Title:    Executive Vice President and
                                               Chief Financial Officer

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

UBS WARBURG LLC

By:         /s/ Michael Jamieson
    -------------------------------------------------
Name:   Michael Jamieson
Title:  Executive Director

By:         /s/ Robert B. Wallace
    -------------------------------------------------
Name:   Robert B. Wallace
Title:  Executive Director